UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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KEMET Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KEMET Corporation

Notice of
2004 Annual Meeting
of Stockholders
and
Proxy Statement

Meeting Date
July 21, 2004

Your vote is important.

Please mark, date and sign the enclosed proxy card and promptly return it in the enclosed envelope.

KEMET Corporation
P.O. Box 5928
Greenville, South Carolina 29606

June 11, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders which will be held on Wednesday, July 21, 2004, at 1:00 p.m., local time, at the Embassy Suites, 670 Verdae Boulevard, Greenville, South Carolina.

The notice of meeting, proxy statement and proxy are included with this letter. The matters listed in the notice of meeting are more fully described in the proxy statement.

It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.

Sincerely,

David E. Maguire
Chairman of the Board of Directors

KEMET Corporation
P.O. Box 5928
Greenville, South Carolina 29606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2004 annual meeting of stockholders (the “Annual Meeting”) of KEMET Corporation (the “Corporation”) will be held on Wednesday, July 21, 2004, at 1:00 p.m., local time, at the Embassy Suites, 670 Verdae Boulevard, Greenville, South Carolina, to consider and take action with respect to the following matters:

1)               The election of two directors, each for a three-year term or until his successor is duly elected and qualified.

2)               The ratification of the appointment of KPMG LLP as independent public accountants for the fiscal year ending March 31, 2005.

3)               The approval of an equity incentive plan.

4)               The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Holders of record of the Corporation’s Common Stock at the close of business on June 2, 2004, are entitled to receive notice of and to vote on all matters presented at the meeting and at any adjournments or postponements thereof.

By order of the Board of Directors,

Michael W. Boone
Secretary

June 11, 2004

Whether or not you plan to attend the meeting in person and regardless of the number of shares you own, please mark, sign and date the enclosed proxy and mail it promptly in the envelope provided to ensure that your shares will be represented. You may nevertheless vote in person if you attend the Annual Meeting. In addition, your proxy is revocable at any time before it is voted by written notice to the Secretary of the Corporation or by delivery of a later-dated proxy.

KEMET Corporation
P.O. Box 5928
Greenville, South Carolina 29606

PROXY STATEMENT

2004 Annual Meeting of Stockholders
July 21, 2004

This proxy statement is being furnished to the holders of common stock, par value $0.01 per share (the “Common Stock”), of KEMET Corporation (the “Corporation”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation (the “Board of Directors” or “Board”) for the 2004 annual meeting of stockholders (the “Annual Meeting”) to be held on July 21, 2004, at the Embassy Suites, 670 Verdae Boulevard, Greenville, South Carolina, and at any adjournments or postponements thereof.

This proxy statement, the enclosed proxy and the Corporation’s 2004 annual report to stockholders (“Annual Report”) are being mailed on or about June 11, 2004 to holders of record of Common Stock at the close of business on June 2, 2004.

When you sign and return the enclosed proxy, the individuals identified as proxies thereon will vote the shares represented by the proxy in accordance with the directions noted thereon. If no direction is indicated, the proxies will vote the shares represented thereby FOR the election of the directors described herein, FOR the ratification of the appointment of KPMG LLP as independent public accountants for the fiscal year ending March 31, 2005, FOR the approval of the Corporation’s equity incentive plan and, as to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof, in accordance with the recommendation of the Corporation’s management.

Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your proxy any time before it is voted by written notice to the Secretary of the Corporation prior to the Annual Meeting or by submission of a later-dated proxy.

Each outstanding share of Common Stock entitles the holder thereof to one vote. On June 2, 2004, the record date, there were 86,492,759 shares of Common Stock outstanding. The presence in person or by proxy of a majority of such shares of Common Stock shall constitute a quorum. Pursuant to Delaware law, abstentions are treated as present and entitled to vote, and therefore are counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Under Delaware law, broker “non-votes” are considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

PROPOSAL TO ELECT TWO DIRECTORS

The Corporation’s Restated Certificate of Incorporation provides that the Board of Directors will consist of not more than nine nor fewer than three directors with the number of directors to be established by the Board of Directors by resolution. The Corporation currently has seven directors:  Messrs. David E. Maguire, Stewart A. Kohl, Charles E. Volpe, E. Erwin Maddrey, II, Joseph D. Swann and Frank G. Brandenberg and Dr. Jeffrey A. Graves.

The Board of Directors is currently comprised of seven directors divided into three classes (Messrs. Maguire, Swann and Kohl 2004; Messrs. Maddrey and Brandenberg 2005; and Messrs. Graves and Volpe 2006). The term of each class expires in different years. The nominees for election to the Board of Directors this year are David E. Maguire, who is currently the Chairman of the Corporation, and Joseph D. Swann, who is currently a director of the Corporation, and each of whom has been nominated to serve for a three-year term or until his successor is duly elected and qualified. Mr. Kohl has informed us that he does not wish to stand for re-election due to his other current business commitments. The Board of Directors expects the nominees named above to be available for election. In case the nominees are not available, the proxy holders may vote for a substitute, unless the Board of Directors reduces the number of directors.

The directors will be elected at the Annual Meeting by a majority of the votes cast at the meeting by the holders of shares represented in person or by proxy. There is no right to cumulative voting as to any matter, including the election of directors.

The following sets forth information as to each continuing director and the nominee for director, including age, as of June 11, 2004, principal occupation and employment during the past five years, directorships in other companies and period of service as a director of the Corporation.

The Board of Directors recommends a vote “FOR” the re-election of Mr. Maguire and the re-election of Mr. Swann to the Board of Directors, each to serve for a three-year term or until his successor is duly elected and qualified.

Nominees for Board of Directors

David E. Maguire, 69, Chairman and Director, has served as Chairman since August 1992. Mr. Maguire served as Chief Executive Officer, President and Director from November 1997 until June 1999, and from December 1990 until October 1996. Mr. Maguire also served as Chairman, President and Chief Executive Officer of KEMET Electronics Corporation, a wholly owned subsidiary of the Corporation since April 1987. From January 1959 until April 1987, Mr. Maguire served in a number of capacities with the KEMET capacitor business of Union Carbide Corporation, most recently as Vice President from June 1978 until April 1987.

Joseph D. Swann, 62, Director, was named such in October 2003. Mr. Swann is President, Rockwell Automation Power Systems and previously served as Senior Vice President of Rockwell Automation/Dodge. Mr. Swann serves as a board member of Clemson University and of Bon Secour St. Francis Health System. Mr. Swann earned a Bachelor of Science degree in ceramic engineering from Clemson University and an Masters of Business Administration degree from Case Western Reserve University.

Continuing Directors

E. Erwin Maddrey, II, 63, Director, was named such in May 1992. Mr. Maddrey is President and Chief Executive Officer of Maddrey and Associates. Mr. Maddrey was the President and Chief Executive Officer of Delta Woodside Industries, Inc., a textile manufacturer, from 1984 through June 2000. Prior thereto, Mr. Maddrey served as President, Chief Operating Officer and director of Riegel Textile Corporation.

Mr. Maddrey also serves on the board of directors of Blue Cross/Blue Shield of South Carolina, Delta Woodside Industries, Inc., Delta Apparel Company, and Renfro Corp.

Frank G. Brandenberg, 57, Director, was named such in October 2003. Before his retirement in 2003, Mr. Brandenberg was a Corporate Vice President and Sector President of Northrop Grumman Corporation. Prior to joining Northrop, he served as President and Chief Executive Officer of EA Industries, Inc. Mr. Brandenberg received a Bachelor of Science degree in Industrial Engineering and a Masters of Science degree in Operation Research from Wayne State University and completed the Program for Management Development at the Harvard Business School.

Dr. Jeffrey A. Graves, 43, Chief Executive Officer and Director, was named Chief Executive Officer in March 2003 and elected a Director in July 2003. He was previously appointed President and Chief Operating Officer in October 2002. He was named Vice President of Engineering in May 2002 and has held the position of Vice President of Technology since he joined KEMET in July 2001. He previously worked for General Electric Corporation in various management roles in the Corporate Research and Development Center and Power Systems Division. Prior to General Electric, he worked with Rockwell International Corporation and Howmet Corporation.

Charles E. Volpe, 66, Director, was named such in December 1990. Mr. Volpe also served as Executive Vice President and Chief Operating Officer and, most recently, served as President and Chief Operating Officer from October 1995 until his retirement on March 31, 1996. Mr. Volpe served as a Vice President from March 1996 until July 1997. Mr. Volpe had also served as Executive Vice President and Director of KEMET Electronics Corporation, a wholly owned subsidiary of the Corporation, since April 1987. From August 1966 until April 1987, Mr. Volpe served in a number of capacities with the KEMET capacitor business of Union Carbide Corporation, most recently as General Manager.

There are no family relationships among the foregoing persons.

Information about the Board of Directors

The Board of Directors held seven meetings (exclusive of committee meetings) during the preceding fiscal year. Each current director attended at least 75% of the number of meetings (that they were eligible to attend) held during the preceding fiscal year of the Board of Directors and all committees on which such director served. The Board of Directors has established the following committees, the functions and current members of which are noted below.

Audit Committee.    The Audit Committee of the Board of Directors currently consists of Messrs. Kohl, Maddrey and Brandenberg. The Audit Committee, among other duties, employs the independent auditors, pre-approves all services performed by the independent auditors, reviews the internal and external financial reporting of the Corporation, reviews the scope of the independent audit, considers comments by the auditors regarding internal controls and accounting procedures and management’s response to those comments and reviews services provided by the independent auditors and other disclosed relationships as they bear on the independence of the independent auditors. The charter of the Audit Committee is attached to this proxy statement as Annex A. The Audit Committee met five times during the preceding fiscal year. Mr. Maddrey is the “audit committee financial expert” serving on the Audit Committee within the meaning of the Securities and Exchange Commission (the “SEC”) rules and regulations. All members of the Audit Committee are independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the listing rules of the New York Stock Exchange.

Compensation Committee.    The Compensation Committee of the Board of Directors currently consists of Messrs. Kohl, Maddrey and Swann. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Corporation and grants all options to purchase Common Stock of the Corporation. The Compensation Committee met three times during the preceding fiscal year.

Executive Committee.    The Executive Committee of the Board of Directors consists of Messrs. Maguire, Volpe and Kohl. The Executive Committee exercises the powers of the Board of Directors during intervals between Board meetings and acts as an advisory body to the Board by reviewing various matters prior to their submission to the Board. The Executive Committee did not meet during the preceding fiscal year.

Nominating and Corporate Governance Committee.    The Board established a Nominating and Corporate Governance Committee on March 30, 2004. The Nominating and Corporate Governance Committee currently consists of Messrs. Brandenberg, Maddrey, Swann and Volpe, all of whom are independent, as independence is defined in the New York Stock Exchange listing standards. The Nominating and Corporate Governance Committee is authorized to review the Corporation’s governance practices, including the composition of the Board, and to make recommendations to the Board concerning nominees for election as directors, including nominees recommended by shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Corporation’s Corporate Secretary in writing with whatever supporting material the shareholder considers appropriate. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a shareholder pursuant to the provisions of the Corporation’s bylaws relating to shareholder nominations.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Nominating and Corporate Governance Committee with the recommendation of the prospective candidate, as well as the Nominating and Corporate Governance Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating and Corporate Governance Committee determines that additional consideration is warranted, it may engage a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then evaluates the prospective nominee against certain standards and qualifications. The Nominating and Corporate Governance Committee selects individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Corporation’s stockholders. The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for diversity, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating and Corporate Governance Committee determines the nominees who it will recommend to the Board.

Director Independence.    The Board undertook its annual review of director independence in April 2004. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Corporation and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors or their affiliates and members of the Corporation’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors are independent of the Corporation and its management within the meaning of the SEC rules and regulations, with the exception of Mr. Maguire who is considered to be a non-independent director because he is receiving a consulting fee from the Corporation of approximately $124,000 per year and Dr. Graves, who is considered to be a non-independent director because he is a member of the Corporation’s management.

Compensation of Directors

Each director (other than any director that is employed by the Corporation) is paid an annual director’s fee of $20,000. No director who is a full-time employee of the Corporation is paid an annual director’s fee. All directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings.

In addition, on April 1, 2003, the Corporation entered into a consulting agreement with Mr. Maguire pursuant to which it agreed to retain the services of Mr. Maguire as the Chairman of the Corporation. In consideration of the consulting services provided to the Corporation, Mr. Maguire is paid $10,333.34 per month during the term of the agreement, which ends on the earlier of March 31, 2005 or the date upon which the agreement is terminated by the Corporation or Mr. Maguire. In addition, the consulting agreement provides that Mr. Maguire will receive continuing health insurance coverage, use of a company car and use of office space, in each case, through the term of the agreement.

Stockholder Communication with the Board of Directors

Stockholders and other parties interested in communicating directly with the chairman or with the non-management directors as a group may do so by writing to Chairman of the Board of Directors, KEMET Corporation, P.O. Box 5928, Greenville, South Carolina 29606.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s officers, directors and persons who beneficially own more than ten percent of a registered class of the Corporation’s equity securities to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Corporation, or written representations that no Form 5 filings were required, the Corporation believes that during the period from April 1, 2003 through March 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

PROPOSAL TO RATIFY APPOINTMENT
OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon recommendation by the Audit Committee, has appointed KPMG LLP as independent public accountants to examine the financial statements of the Corporation for the fiscal year ending March 31, 2005 and to perform other appropriate accounting services.

A proposal will be presented at the Annual Meeting to ratify the appointment of KPMG LLP as the Corporation’s independent public accountants. One or more members of that firm are expected to be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the meeting, other independent public accountants will be considered by the Board of Directors upon recommendation by the Audit Committee.

The Board of Directors recommends a vote “FOR” ratification of the appointment of KPMG LLP as the Corporation’s independent public accountants for the fiscal year ending March 31, 2005.

APPROVAL OF EQUITY INCENTIVE PLAN

The Board has adopted the KEMET Corporation 2004 Long-Term Equity Incentive Plan, subject to stockholder approval, effective April 28, 2004. The equity incentive plan provides for grants of stock options, stock appreciation rights, restricted stock awards and performance awards. Directors, officers and other employees of the Corporation and its subsidiaries are eligible for grants under the plan. The purpose of the equity incentive plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to the success of the Corporation and to enable the Corporation to attract, retain and reward the best available persons for positions of responsibility.

A total of 4,000,000 shares of Common Stock, representing 4.5% of our currently outstanding Common Stock, will be available for issuance under the equity incentive plan, subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure of the Corporation or the outstanding shares of Common Stock. In the event of any of these occurrences, the Corporation may make any adjustments it considers appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the equity incentive plan or covered by grants previously made under the plan. The shares available for issuance under the equity incentive plan may be, in whole or in part, authorized and unissued or held as treasury shares. As of May 28, 2004, the closing price of the Common Stock as reported on the New York Stock Exchange was $12.15 per share.

The Compensation Committee of the Board will administer the equity incentive plan. The Board also has the authority to administer the plan and to take all actions that the Compensation Committee is otherwise authorized to take under the plan. Grants will be awarded under the equity incentive plan entirely in the discretion of the Compensation Committee. As a result, we are unable to determine at this time the recipients, amounts and values of future benefits to be received under to the plan. No grants have been made to date under the equity incentive plan.

The following is a summary of the material terms of the equity incentive plan, but does not include all of the provisions of the plan. This summary is qualified by the terms of the equity incentive plan.

Terms of the Equity Incentive Plan

Eligibility.    Directors, officers and employees of the Corporation and its subsidiaries will be eligible to receive grants under the equity incentive plan. In each case, the Compensation Committee will select the actual grantees. As of May 28, 2004, there were approximately 126 employees expected to be eligible to participate in the equity incentive plan.

Stock Options.    Under the equity incentive plan, the Compensation Committee or the Board may award grants of incentive stock options conforming to the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and other, non-qualified stock options. The Compensation Committee may not, however, award to any one person in any calendar year options to purchase Common Stock equal to more than 10% of the total number of shares authorized under the plan, and it may not award incentive options first exercisable in any calendar year whose underlying shares have a fair market value greater than $100,000, determined at the time of grant.

The Compensation Committee will determine the exercise price of any option in its discretion. However, the exercise price of an incentive option may not be less than 100% of the fair market value of a share of Common Stock on the date of grant, and the exercise price of an incentive option awarded to a person who owns stock constituting more than 10% of the Corporation’s voting power may not be less than 110% of such fair market value on such date.

Unless the Compensation Committee determines otherwise, the exercise price of any option may be paid in any of the following ways:

•       in cash,

•       by delivery of shares of Common Stock with a fair market value equal to the exercise price,

•       by simultaneous sale through a broker of shares of Common Stock acquired upon exercise, and/or

•       by having the Corporation withhold shares of Common Stock otherwise issuable upon exercise.

The Compensation Committee will determine the term of each option in its discretion. However, no term may exceed ten years from the date of grant or, in the case of an incentive option granted to a person who owns stock constituting more than 10% of the voting power of the Corporation, five years from the date of grant. In addition, all options under the equity incentive plan, whether or not then exercisable, generally cease vesting when a grantee ceases to be a director, officer or employee of the Corporation or its subsidiaries. Options generally expire 90 days after the date of cessation of service, so long as the grantee does not compete with the Corporation during the 90-day period.

There are, however, exceptions depending upon the circumstances of cessation of employment. In the case of a grantee’s death or disability, all options will become fully vested and exercisable and remain so for up to 180 days after the date of death or disability. In the event of retirement, a grantee’s vested options will remain exercisable for up to 90 days after the date of retirement, while his or her unvested options may become fully vested and exercisable in the discretion of the Compensation Committee. Upon termination for cause, all options will terminate immediately. If there is a change in control of the Corporation and a grantee is terminated from service with the Corporation and its subsidiaries within one year thereafter, all options will become fully vested and exercisable and remain so for up to one year after the date of termination. In addition, the Compensation Committee has the authority to grant options that will become fully vested and exercisable automatically upon a change in control of the Corporation, whether or not the grantee is subsequently terminated.

Restricted Stock.    Under the equity incentive plan, the Compensation Committee may award restricted stock subject to the conditions and restrictions, and for the duration, which will generally be at least six months, that it determines in its discretion. A grantee will be required to pay the Corporation at least the aggregate par value of any shares of restricted stock within ten days of the date of grant, unless the shares are treasury shares. Unless the Compensation Committee determines otherwise, all restrictions on a grantee’s restricted stock will lapse when the grantee ceases to be a director, officer or employee of the Corporation and its subsidiaries, because of a termination within one year after a change in control of the Corporation or due to death, disability or, in the discretion of the Compensation Committee, retirement. If termination of employment or service occurs for any other reason, all of a grantee’s restricted stock as to which the applicable restrictions have not lapsed will be forfeited immediately.

Stock Appreciation Rights.   The Compensation Committee may grant stock appreciation rights, or SARs, alone or in tandem with stock options, subject to the terms and conditions it determines under the equity incentive plan. SARs granted in tandem with options become exercisable only when, to the extent and on the conditions that the related options are exercisable, and they expire at the same time the related options expire. The exercise of an option results in the immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR results in the immediate forfeiture of any related option to the extent the SAR is exercised.

Upon exercise of an SAR, the grantee will receive an amount in cash and/or shares of Common Stock or other securities of the Corporation equal to the difference between the fair market value of a share of Common Stock on the date of exercise and the exercise price of the SAR or, in the case of an SAR granted in tandem with options, of the option to which the SAR relates, multiplied by the number of shares as to which the SAR is exercised.

Performance Awards.    Under the equity incentive plan, the Compensation Committee may grant performance awards contingent upon achievement by the grantee, the Corporation and/or its subsidiaries or divisions of set goals and objectives regarding specified performance criteria, such as return on equity, over a specified performance cycle, as designated by the Compensation Committee. Performance awards may include specific dollar-value target awards, performance units, the value of which is established by the Compensation Committee at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of Common Stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of Common Stock or other securities of the Corporation.

Unless the Compensation Committee determines otherwise, if a grantee ceases to be a director, officer or employee of the Corporation and its subsidiaries prior to completion of a performance cycle due to death, disability or retirement, the grantee will receive the portion of the performance award payable to him or her based on achievement of the applicable performance criteria over the elapsed portion of the performance cycle. Unless the Compensation Committee determines otherwise, in the event of a change in control, a grantee will earn no less than the portion of the performance award that such grantee would have earned if the applicable performance cycle(s) had terminated as of the date of such change in control. If termination of employment or service occurs for any other reason prior to completion of a performance cycle, the grantee will become ineligible to receive any portion of a performance award.

Vesting, Withholding Taxes and Transferability of All Awards.    The terms and conditions of each award made under the equity incentive plan, including vesting requirements, will be set forth consistent with the plan in a written agreement with the grantee. Except in limited circumstances, no award under the equity incentive plan may vest and become exercisable within six months of the date of grant, unless the Compensation Committee determines otherwise.

Unless the Compensation Committee determines otherwise, a participant may elect to deliver shares of Common Stock, or to have the Corporation withhold shares of Common Stock otherwise issuable upon exercise of an option or upon grant or vesting of restricted stock, in order to satisfy the Corporation’s withholding obligations in connection with any such exercise, grant or vesting.

Unless the Compensation Committee determines otherwise, no award made under the equity incentive plan will be transferable other than by will or the laws of descent and distribution or to a participant’s family members by gift or a qualified domestic relations order and each award may be exercised only by the grantee or his or her executor, administrator, guardian, or legal representative.

Amendment and Termination of the Equity Incentive Plan.    The Board may amend or terminate the equity incentive plan in its discretion, except that no amendment will become effective without prior approval of the Corporation’s stockholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Internal Revenue Code or any stock exchange listing requirements. Furthermore, any termination may not materially and adversely affect any outstanding rights or obligations under the equity incentive plan without the affected participant’s consent. If not previously terminated by the Board, the equity incentive plan will terminate on the tenth anniversary of its adoption.

Certain Federal Income Tax Consequences of the Equity Incentive Plan

The following is a brief summary of the federal income tax rules relevant to options issued under the equity incentive plan, based upon the Internal Revenue Code as currently in effect. These rules are highly technical and subject to change in the future. Because federal income tax consequences will vary as a result of individual circumstances, grantees should consult their personal tax advisors with respect to the tax consequences associated with stock options. Moreover, the following summary relates only to grantees’ federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.

Non-Qualified Options.   Upon the grant of a non-qualified option, a grantee will not recognize any taxable income, and the Corporation will not be entitled to a deduction. Upon the exercise of a non-qualified option, the grantee will recognize ordinary income, subject to wage and employment tax withholding, equal to the excess of the fair market value of the Common Stock acquired on the date of exercise over the exercise price. The Corporation will be entitled to a deduction equal to the compensation taxable to the grantee.

If a grantee sells Common Stock acquired upon the exercise of a non-qualified option, the grantee will recognize capital gain or loss equal to the difference between the selling price of the stock and its fair market value on the date of exercise. The capital gain or loss will be long- or short-term, depending on whether the grantee has held the stock for more than one year. In any event, the Corporation will not be entitled to a deduction with respect to any capital gain recognized by the grantee.

Short-term capital gains are generally subject to the same federal income tax rate as ordinary income; the current maximum rate is 35%. Long-term capital gains are generally subject to a maximum rate of 15% for shares held for more than one year. Capital losses on the sale of stock acquired upon an option’s exercise may be used to offset capital gains. If capital losses exceed capital gains, then up to $3,000 of the excess losses may be deducted from ordinary income. Remaining capital losses may be carried forward to future tax years.

Incentive Options.   A grantee will not recognize taxable income on the grant or exercise of an incentive option. However, the excess of the Common Stock’s fair market value on the option exercise date over the exercise price will be included in the grantee’s alternative minimum taxable income. The grantee may thereby become subject to an alternative minimum tax, which may be payable even though the grantee does not receive any cash upon the option’s exercise with which to pay the tax.

Upon the sale of Common Stock acquired upon exercise of an incentive option, the grantee will recognize long-term capital gain or loss, measured by the difference between the stock’s selling price and the option exercise price, so long as he or she has held the stock more than one year after the date of exercise and more than two years after the date of grant. The Corporation will not be entitled to any deduction because of the grant or exercise of an incentive option, or because of the sale of stock received upon exercise of an incentive option after the required holding periods have been satisfied.

However, if a grantee disposes of Common Stock acquired upon exercise of an incentive option before the required holding periods have expired, including through the delivery of any shares of the stock in payment of all or part of the exercise price of an incentive option, the grantee will recognize taxable ordinary income in an amount equal to the difference between the option’s exercise price and the lesser of (i) the Common Stock’s fair market value on the date of exercise and (ii) the selling price. The Corporation will be allowed a corresponding deduction equal to the amount of compensation taxable to the grantee. If the selling price of the stock exceeds the fair market value on the exercise date, the excess will be taxable to the grantee as long- or short-term capital gain, depending on whether the grantee held the stock for more than one year. The Corporation will not be allowed a deduction with respect to any capital gain of this nature recognized by the grantee.

Restricted Stock.   Participants will not recognize taxable income at the time shares of restricted stock are granted, but they will recognize ordinary income, and be subject to wage and employment tax withholding, when the shares first become transferable or are not otherwise subject to restrictions or a substantial risk of forfeiture, unless the participant makes an election under Internal Revenue Code Section 83(b) to recognize ordinary income upon grant. The amount of ordinary income that a participant will recognize will equal the fair market value of the restricted stock at the time its restrictions lapse, or at the time of grant if the participant makes an Internal Revenue Code Section 83(b) election, less the amount paid for the restricted stock. The Company will be entitled to claim a corresponding deduction equal to the amount of ordinary income a participant recognizes. Upon the sale of restricted stock after its restrictions have lapsed, a participant will recognize long- or short-term capital gain or loss, depending on whether such participant has held the stock for more than one year from the date the restrictions lapsed, or for more than one year from the date of grant if such participant made a Section 83(b) election.

Vote Required

In order to be approved, the equity incentive plan must receive the affirmative vote of a majority of the votes cast by the holders of Common Stock represented in person or by proxy at the meeting. Approval of the equity incentive plan is required for shares of Common Stock issued under the plan to be listed for trading on the New York Stock Exchange and for grants of options  made under the plan to qualify as performance-based compensation deductible by the Company without limitation under Section 162(m) of the Internal Revenue Code.

OTHER BUSINESS

At the date of this proxy statement, the Corporation has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, the proxies will be voted in accordance with the recommendation of the Corporation’s management.

SECURITY OWNERSHIP

As of June 2, 2004, the Corporation’s issued and outstanding Common Stock consisted of 86,492,759 shares of Common Stock. The following information with respect to the outstanding shares of Common Stock beneficially owned by each director and nominee for director of the Corporation, the six executive officers (including the Chief Executive Officer), the directors and executive officers as a group, and all beneficial owners of more than 5% of the Common Stock known to the Corporation is furnished as of May 21, 2004. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by it or him as set forth opposite its or his name.

Directors, Executive Officers and 5% Stockholders	Number of Shares	Percent of Class
Dr. Jeffrey A. Graves (1)(2)	28,000	*
James P. McClintock (1)(3)	46,800	*
David E. Gable (1)(4)	36,314	*
J. Kelly Vogt (1)(5)	30,000	*
Ravi G. Sastry (1)(6)	40,000	*
Larry C. McAdams (1)(7)	36,304	*
David E. Maguire (1)(8)	509,152	*
Stewart A. Kohl (9)	10,000	*
Charles E. Volpe (1)	10,032	*
E. Erwin Maddrey, II (1)	4,000	*
Joseph D. Swann (1)	—	*
Frank G. Brandenberg (1)	—	*
All Directors and Executive Officers as a group (12 persons)	750,602	*

*      Less than one percent.

(1)   The address of these individuals is c/o KEMET Corporation, P.O. Box 5928, Greenville, South Carolina 29606.

(2)   The amount shown includes 28,000 shares subject to currently exercisable options.

(3)   The amount shown includes 46,800 shares subject to currently exercisable options.

(4)   The amount shown includes 30,000 shares subject to currently exercisable options.

(5)   The amount shown includes 30,000 shares subject to currently exercisable options.

(6)   The amount shown includes 40,000 shares subject to currently exercisable options.

(7)   The amount shown includes 30,000 shares subject to currently exercisable options.

(8)   The amount shown includes 504,000 shares subject to currently exercisable options.

(9)         The address of this individual is c/o The Riverside Company, The Terminal Tower, 50 Public Square, Suite 4000, Cleveland, Ohio 44113.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table specifies the components of the compensation packages for the Corporation’s six executive officers (including the Chief Executive Officer) and former Senior Vice President and Chief Financial Officer (the “named executives”) for the fiscal years ended March 31, 2004, 2003 and 2002.

				Securities
				Underlying	All Other
		Annual Compensation		Option	Compensation
Name and Principal Position	Fiscal Year	Salary($)(1)	Bonus($)(2)	Awards(#)(3)	($)(4)
Dr. Jeffrey A. Graves	2004	$425,000	$0	100,000	$29,564
Chief Executive Officer	2003	235,167	0	50,000	21,148
	2002	127,199	0	28,000	12,770
James P. McClintock	2004	254,800	0	50,000	7,881
President and Chief	2003	167,333	0	20,000	10,974
Operating Officer	2002	149,133	0	10,000	13,406
David E. Gable	2004	187,292	0	20,000	7,722
Vice President and Chief	2003	112,750	0	10,000	124
Financial Officer	2002	105,325	0	10,000	0
J. Kelly Vogt	2004	220,000	0	20,000	1,532
Vice President, Sales—Worldwide	2003	128,767	0	10,000	692
	2002	115,750	0	10,000	0
Ravi G. Sastry	2004	201,250	0	20,000	101,055	(6)
Vice President, Marketing	2003	154,342	122,421	10,000	267,860	(6)
	2002	145,142	0	10,000	549,078	(6)
Larry C. McAdams	2004	187,000	0	20,000	14,250
Vice President, Human Resources	2003	130,750	0	10,000	9,530
	2002	97,517	0	10,000	58
D. Ray Cash (5)	2004	127,500	0	0	34,908
Former Senior Vice President and Chief	2003	304,167	0	50,000	35,671
Financial Officer	2002	283,596	0	44,000	46,891

(1)          Includes $27,094, $15,998, $12,034, $13,913, $12,788, $11,921 and $8,798 in fiscal year 2004 deferred by Messrs. Graves, McClintock, Gable, Vogt, Sastry, McAdams and Cash, respectively, $37,026, $12,550, $10,313, $10,082, $27,010, $9,806  and $53,230 in fiscal year 2003 deferred by Messrs. Graves, McClintock, Gable, Vogt, Sastry, McAdams and Cash, respectively, $12,981, $18,768, $8,793, $8,681, $22,692, $7,314 and $51,820 in fiscal year 2002 pursuant to a 401(k) account and personal investment account.

(2)          Pursuant to Corporation policy, bonuses for a fiscal year are paid in May of the following fiscal year. For fiscal year 2003, Mr. Sastry received his bonus in July 2003. The amounts recorded above relate to the fiscal year for which the bonuses were earned.

(3)          All stock option grants were made pursuant to either the Corporation’s 1992 Key Employee Stock Option Plan or the 1995 Executive Stock Option Plan.

(4)          Represents payments made by the Corporation for the named executives pursuant to a 401(k) account and personal investment account, imputed income from Corporation-funded group term life insurance policies, imputed income for personal use of company car/car allowance and financial services.

(5)          Mr. Cash announced his retirement as Senior Vice President and Chief Financial Officer of the Corporation on September 1, 2003.

(6)          Represents payments made by the Corporation for Mr. Sastry pursuant to an expatriate assignment in Singapore.

Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to stock options granted during the fiscal year ended March 31, 2004 to the named executives.

	Individual Grants
	Number of				Potential Realizable
	Securities	% of Total			Value at Assumed
	Underlying	Options			Annual Rates of Stock
	Options	Granted to	Exercise		Price Appreciation
	Granted	Employees in	Price	Expiration	for Option Term
Name	(#)(1)(2)	Fiscal Year	($/SH)	Date	5%($)(3)	10%($)(3)
Dr. Jeffrey A. Graves	100,000	9.8%	$12.77	10/24/13	803,000	2,035,000
James P. McClintock	50,000	4.9%	12.77	10/24/13	401,500	1,017,500
David E. Gable	20,000	2.0%	12.77	10/24/13	160,600	407,000
J. Kelly Vogt	20,000	2.0%	12.77	10/24/13	160,600	407,000
Ravi G. Sastry	20,000	2.0%	12.77	10/24/13	160,600	407,000
Larry C. McAdams	20,000	2.0%	12.77	10/24/13	160,600	407,000

(1)          These options were granted under the 1995 Executive Stock Option Plan to acquire shares of Common Stock.

(2)          These options were granted at fair market value at the time of the grant and are generally not exercisable until two years after grant.

(3)          The potential realizable value of the options, if any, granted in fiscal year 2004 to each of these officers was calculated by multiplying those options by the excess of (a) the assumed market value, as of October 24, 2013, of Common Stock if the market value of Common Stock were to increase 5% or 10% in each year of the option’s 10-year term, over (b) the base price shown. This calculation does not take into account any taxes or other expenses which might be owed. The assumed market value at a 5% assumed annual appreciation rate over the 10-year term is $20.80 and such value at a 10% assumed annual appreciation rate over that term is $33.12. The 5% and 10% assumed appreciation rates are set forth in the Securities and Exchange Commission rules and no representation is made that the Common Stock will appreciate at these rates or at all.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information concerning the value of unexercised stock options held by the named executives as of March 31, 2004.

Name	Shares Acquired on Exercise	Value Realized($)	Number of Securities Underlying Unexercised Options at FY-End(#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options At FY-End($) Exercisable/Unexercisable
Dr. Jeffrey A. Graves	—	—	28,000/150,000	0/422,500
James P. McClintock	—	—	46,800/70,000	63,512/184,700
David E. Gable	—	—	30,000/30,000	0/84,500
J. Kelly Vogt	—	—	30,000/30,000	0/84,500
Ravi G. Sastry	—	—	40,000/30,000	0/84,500
Larry C. McAdams	—	—	30,000/30,000	0/84,500

Compensation Committee Interlocks and Insider Participation

The current members of the Corporation’s Compensation Committee are Messrs. Kohl, Maddrey and Swann. No officers of the Corporation serve on the Compensation Committee.

Defined Benefit Plan

The Corporation previously maintained a noncontributory defined benefit plan (the “Defined Benefit Plan” or the “Plan”) for all U.S. employees in active employment with the Corporation on or after April 27, 1987, who met certain minimum service requirements. The Corporation suspended benefits under the Defined Benefit Plan effective July 1, 2003, and the Defined Benefit Plan was terminated effective March 1, 2004. In conjunction with the termination of the Plan, Messrs. Graves, McClintock, Gable, Vogt, Sastry and McAdams received a one-time, cash settlement payment representing the value of their vested benefit at the time of the Plan termination of $5,430, $217,391, $22,271, $95,794, $139,182 and $134,437, respectively.

The Corporation also maintains a supplementary retirement plan in which key managers, including certain of the named executive officers, participate. Under the terms of the Deferred Compensation Plan for key managers (“DCKM Plan”) additions to a participant’s account were made to offset contributions to which each was entitled under the Corporation’s noncontributory defined benefit plan which was limited by the Employee Retirement Security Act of 1974 and the Internal Revenue Code. The Corporation suspended benefits under the DCKM Plan effective July 1, 2003. The DCKM Plan will be terminated effective June 30, 2004. In conjunction with the termination of the DCKM Plan, Messrs. Graves, McClintock and Sastry will receive a one-time, cash settlement payment representing the value of their vested benefit at the time of the DCKM Plan termination of $110, $19,939 and $5,575, respectively.

Termination Benefits

In June 2002, the Corporation entered into Change in Control Severance Compensation Agreements (the “Agreements”) with Messrs. Graves, Cash, Vogt, McClintock, Sastry, McAdams, Gable and Maguire and certain other officers and key employees. The Agreements were a result of a determination by the Board of Directors that it was important and in the best interests of the Corporation and its shareholders to ensure that, in the event of a possible change in control of the Corporation, the stability and continuity of management would continue unimpaired, free of the distractions incident to any such change in control. These agreements expire in June 2005.

For purposes of the Agreements, a “change in control” includes (i) the acquisition by any person of 15% or more of the Corporation’s voting securities, (ii) persons who were directors of the Corporation on the date of the Agreements ceasing to constitute a majority of the Board, unless the new directors were approved by a majority vote of the continuing directors, (iii) a consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation’s Common Stock would be converted into cash, securities or other property, other than a transaction in which at least 50% of the shares of the surviving corporation are held by the Corporation’s stockholders and the proportionate ownership of the Common Stock of the surviving corporation remains substantially unchanged, or (iv) a shareholder-approved plan or proposal for the complete liquidation or dissolution of the Corporation.

Benefits are payable under the Agreements only if a change in control has occurred and thereafter the officer’s employment is terminated involuntarily without cause or voluntarily by the officer for reasons such as demotion, relocation, loss of benefits or other changes. The principal benefits to be provided to officers under the Agreements are (i) a lump sum payment equal to up to one and one-half years’ compensation (base salary), and (ii) continued participation in the Corporation’s employee benefit programs or equivalent for up to one and one-half years following termination.

The Agreements are not employment agreements, and do not impair the right of the Corporation to terminate the employment of the officer with or without cause prior to a change in control or absent a potential or pending change in control, or the right of the officer to voluntarily terminate his employment.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is pleased to present its report on executive compensation. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Corporation and grants all options to purchase Common Stock of the Corporation. This Compensation Committee report documents the components of the Corporation’s executive officer compensation programs and describes the bases upon which compensation will be determined by the Compensation Committee with respect to the executive officers of the Corporation, including the named executives. This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Philosophy.    The compensation philosophy of the Corporation is to endeavor to directly link executive compensation to individual and team contributions, continuous improvements in corporate performance, and increases in stockholder value. The Compensation Committee has adopted the following objectives as guidelines for compensation decisions:

•       Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

•       Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities, or new positions within the Corporation.

•       Take into account historical levels of executive compensation and the overall competitiveness of the market for high-quality executive talent.

•       Implement a balance between short-term and long-term compensation to complement the Corporation’s annual and long-term business objectives and strategy and to encourage executive performance in furtherance of the fulfillment of those objectives.

•       Provide variable compensation opportunities based on the performance of the Corporation, encourage stock ownership by executives, and align executive remuneration with the interests of stockholders.

Compensation Program Components.    The Compensation Committee regularly reviews the Corporation’s compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Corporation. The particular elements of the compensation program for executive officers are further explained below.

Base Salary.    The Corporation’s base pay levels are determined by responsibilities of the position held and the experience of the individual and by comparing the salary scale with companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons and targeted at the 50th percentile or median for jobs of equal description and scope as determined by the Hay Management Consultants’ National Industrial Job Database which is updated each year by the Hay Annual Salary Survey of Industrial Jobs (“Hay Survey”).

Annual Bonus.    The Executive Bonus Plan provides cash bonuses to the Corporation’s top officers, including the named executives, if certain targets are met. The objective of the bonus is to enhance management’s contribution to stockholder value by providing competitive levels of compensation for the attainment of financial objectives. In particular, the Executive Bonus Plan focuses corporate behavior on consistent and steady earnings growth by basing performance on a comparison of actual results to the Corporation’s Annual Business Budget (“ABB”). Prior to the ninetieth day of each fiscal year, the Board will approve the ABB for the Corporation for such year. The Compensation Committee or such other committee as is designated by the Board (the “Committee”) will then establish the base salary, the annual incentive base percent and the annual incentive base value for each participant in the Executive Bonus Plan. For fiscal year 2004, the annual incentive base percent was set between 40% and 65%, and was applied to the participant’s base salary to determine the annual incentive base value for each participant. The annual incentive base percent increases with the level of responsibility of an officer, with the Chief Executive Officer (“CEO”) at the highest level. The Committee will then set earnings before depreciation, amortization, interest and taxes (“EBDAIT”) goals at several levels, including the base, target and maximum performance levels for the Corporation and will also set the Corporation performance multiplier (the “Multiplier”) that corresponds to the applicable level of EBDAIT. For fiscal year 2004, the Multiplier ranged from 0 at 72.5% of the target EBDAIT (base performance) to 2.5 at 132.5% of the target EBDAIT (maximum performance). In the event that the achieved EBDAIT is below the base level for such year, the Multiplier will be 0 and no incentive bonus will be payable. The Multiplier will be applied to the annual incentive base value to determine the bonus award for such year. Each participant, including the CEO, will separately receive a guaranteed bonus payment which will initially be equal to 0.5 times the annual incentive base value. For example, using the annual incentive base percent and maximum Multiplier for fiscal year 2004, since the Corporation did not achieve the base performance level, the Corporation’s CEO was not entitled to an incentive bonus. Within 90 days of the end of each fiscal year, the Committee will determine and approve the EBDAIT level achieved for such fiscal year and will approve the grant and payment of the bonus awards in the aggregate to all participants and to each of the executive officers, including the CEO. Except in the case of death or total disability, a participant must be employed by the Corporation on the date the Committee approves the awards in order to receive an award under the Executive Bonus Plan.

The amounts that any participant in the Executive Bonus Plan, including the Corporation’s CEO, will receive is not determinable in advance prior to the completion of the Corporation’s fiscal year and the determination by the Committee (as described above) of the actual performance level achieved by the Corporation for such year. For information regarding amounts received with respect to fiscal year 2004 by the Corporation’s CEO and the other named executives, see the Bonus column of the Summary Compensation Table.

Stock Option Program.    The Compensation Committee strongly believes that, by providing those persons who have substantial responsibility over the management and growth of the Corporation with an opportunity to increase their ownership of the Corporation’s stock, the interests of stockholders and executives will be closely aligned. To that end, the Corporation adopted the 1992 Key Employees Stock Option Plan and the 1995 Executive Stock Option Plan, pursuant to which certain officers of the Corporation, including the named executives, received options during fiscal year 2004 to purchase an aggregate of 327,500shares of Common Stock at an exercise price equal to 100% of the fair market value of such Common Stock on the date of grant. In order to be able to provide future stock options or other equity incentive plans, the Compensation Committee recommends that the stockholders vote in favor of the adoption of the 2004 Equity Incentive Plan.

Compensation of Chief Executive Officer.    Effective March 26, 2003, Dr. Graves was named as the Corporation’s Chief Executive Officer. The Compensation Committee set Dr. Graves’ base salary at $425,000 for fiscal year 2004.

The Omnibus Budget Reconciliation Act of 1994, signed by President Clinton on April 10, 1993, added Section 162(m) to the Internal Revenue Code of 1986, as amended. That Section limits the deductibility of compensation paid or accrued by the Corporation to the five most highly compensated employees in excess of $1,000,000, unless certain forms of compensation meet certain performance or other criteria mandated by law. The Compensation Committee structured the Executive Bonus Plan, approved by the Corporation’s stockholders at the 1996 Annual Meeting, to comply with these tax law requirements, and believes that compensation under the Executive Bonus Plan will be deductible for federal income tax purposes.

Summary.    After its review of all existing programs, the Compensation Committee continues to believe that the total compensation program for executives of the Corporation is focused on increasing values for stockholders and enhancing corporate performance. In particular, the Compensation Committee feels that providing a high proportion of compensation in the form of an annual bonus based on achieving certain targets based on the ABB will enhance corporate performance. The Compensation Committee currently believes that the compensation of executive officers is properly tied to stock appreciation through the 1995 Executive Stock Option Plan, the proposed 2004 Equity Incentive Plan and through direct stock ownership. The Compensation Committee believes that executive compensation levels of the Corporation are competitive with the compensation programs provided by other Corporations with which the Corporation competes. The foregoing report has been approved by all members of the Compensation Committee.

COMPENSATION COMMITTEE
Joseph D. Swann, Chairman
Stewart A. Kohl
E. Erwin Maddrey, II

REPORT OF AUDIT COMMITTEE

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Corporation including the matters in written disclosures required by the Independence Standards Board Number 1 and considered the compatibility of non-audit service with the auditors’ independence.

For the fiscal 2004 audit, the Audit Committee discussed with the Corporation’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements for fiscal 2004 be included in the Annual Report on Form 10-K for the year ended March 31, 2004 for filing with the SEC.

AUDIT COMMITTEE
E. Erwin Maddrey, II, Chairman
Stewart A. Kohl
Frank G. Brandenberg

Audit, Financial Information System Design and Implementation and Other Fees

Fees Paid to KPMG LLP.    The aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended March 31, 2003 and 2004 and the reviews of the financial statements included in the Company’s Forms 10-Q for the fiscal years then ended were $364,323 and $384,742, respectively.

There were no fees billed for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by KPMG LLP for the fiscal years ended March 31, 2003 and 2004.

The aggregate fees billed for assurance and related professional services rendered in the fiscal years ended March 31, 2003 and 2004 by KPMG LLP that are reasonably related to the performance of the services described above under the heading “Audit Fees” were $24,500 and $81,179, respectively. These services related primarily to audits of employee benefit plans.

The aggregate fees billed for professional services rendered by KPMG LLP in the fiscal years ended March 31, 2003 and 2004 for tax compliance, tax advice and tax planning were $756,803and $498,974, respectively.

The aggregate fees billed for services rendered by KPMG LLP, other than for the services described under the headings “Audit Fees,” “Financial Information Systems Design and Implementation Fees,” “Audit-Related Fees” and “Tax Fees” above for the fiscal years ended March 31, 2003 and 2004 were $197,354 and $37,771, respectively.

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Audit Policies provide for pre-approval of all audit, audit-related and tax services and, in addition, individual engagements must be separately approved. These policies authorize the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

PERFORMANCE GRAPH

The following graph compares the Corporation’s cumulative total stockholder return for the past five fiscal years, beginning on April 1, 1999, with The Nasdaq Stock Market (National Market) Index and a peer group (the “Peer Group”) comprised of certain companies which manufacture capacitors and with which the Corporation generally competes. The Peer Group is comprised of AVX Corporation, Thomas & Betts Corp. and Vishay Intertechnology, Inc.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
AMONG KEMET CORPORATION,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON APR. 1, 1999
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING MAR. 31, 2004

CERTAIN INTERESTS AND TRANSACTIONS

Pursuant to the terms of a Registration Agreement, dated as of December 21, 1990, as amended (the “Registration Agreement”), among the Corporation and certain stockholders of the Corporation, Messrs. Maguire and Cash and certain other investors have the right, under certain circumstances and under certain conditions, to require the Corporation to register shares of the Corporation’s Common Stock held by them under the Securities Act of 1933. Under the Registration Agreement, the Corporation is required to pay certain expenses and provide certain indemnifications in connection with any such registration. The Corporation also agreed to reimburse certain of its existing stockholders for certain expenses associated with the ownership of Common Stock.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

From time to time, stockholders present proposals which may be proper subjects for consideration at the Annual Meeting. To be considered for inclusion in the proxy statement, proposals must be submitted on a timely basis. Proposals for the 2005 Annual Meeting, which is expected to be held on July 20, 2005, must be received by the Corporation no later than February 11, 2005. In addition, the Corporation’s By-Laws establish advance notice procedures as to (1) business to be brought before an annual meeting of stockholders other than by or at the direction of the Board of Directors and (2) the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. Any stockholder who wishes to submit a proposal to be acted upon at next year’s annual meeting or who proposes to nominate a candidate for election as a director must comply with such procedures. Any such proposals, as well as any questions related thereto, should be submitted in writing to the Secretary of the Corporation at the address below.

ADDITIONAL INFORMATION

This solicitation is being made by the Corporation. All expenses of the Corporation in connection with this solicitation will be borne by the Corporation. In addition to the solicitation by mail, proxies may be solicited by directors, officers and other employees of the Corporation by telephone, in person or otherwise, without additional compensation. The Corporation will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Corporation’s transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

The Corporation will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to the Secretary of the Corporation at the address below. Please complete the enclosed proxy and mail it in the enclosed postage-paid envelope as soon as possible.

By order of the Board of Directors

Michael W. Boone
Secretary

KEMET CORPORATION
P.O. Box 5928
Greenville, South Carolina 29606
June 11, 2004

Annex A

KEMET CORPORATION
CHARTER OF AUDIT COMMITTEE

Organization

The Audit Committee shall have at least three members, composed solely of independent directors as such term is defined by the applicable rules of the New York Stock Exchange. The members of the Audit Committee must also satisfy the financial literacy requirements of the New York Stock Exchange. At least one member of the Audit Committee shall be designated as a financial expert.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Members shall serve for one-year terms unless reappointed.

The Audit Committee shall meet at least four times each year, or more frequently as circumstances dictate. As part of the responsibility to foster open communication, the Audit Committee should meet at least annually with management and the internal audit manager and the independent auditor in separate sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately. Meetings may be held in person or by telephone, as appropriate.

The Committee shall keep a separate book of minutes of its proceedings and actions. All meetings shall be at the call of the Chairman of the Committee. The Committee shall elect a Secretary to the Committee who shall give notice personally or by mail, telephone, facsimile or electronically to each member of the Committee of all meetings, not later than the close of business on the day before the meeting, unless all of the members of the Committee in office waive notice thereof in writing at or before the meeting, in which case the meeting may be held without advance notice. A majority of the members of the Committee shall constitute a quorum for the transaction of business.

Purpose

The Audit Committee’s primary duties and responsibilities shall be:

•        To monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and associated legal compliance.

•        To monitor the independence and performance of the Company’s independent auditors and monitor the performance of the Company’s internal audit function.

•        To hire, dismiss and replace the Company’s independent auditor and approve any non-audit work performed by the independent auditor for the Company.

•        To provide an avenue of communication among the independent auditors, management and the Board of Directors.

•        To prepare the Audit Committee report required by the Securities and Exchange Commission (“SEC”) rules to be included in the Company’s annual proxy statement.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct general investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s compliance policies.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee shall:

Review Procedures

(i)             Review and reassess the adequacy of the Charter at least annually.

(ii)         Submit the Charter to the Board for approval and have the document published at least every three years in accordance with regulations promulgated by the SEC and the New York Stock Exchange rules.

(iii)     Review the Company’s annual audited financial statements and quarterly financial statements prior to filing with the SEC and distribution to stockholders and the public. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  Based on review and discussions, make recommendations to the Board whether the Company’s financial statements should be filed with the SEC. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards (SAS) No. 61.

(iv)       Review earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP presentations, as well as financial information and earnings guidance provided to analysts and ratings agencies.

Independent Auditors

(i)             Appoint, dismiss or replace the independent auditor (subject, if applicable, to stockholder ratification), and approve all audit engagement fees and terms (including providing comfort letters in connection with securities underwritings) and all significant non-audit engagements with the independent auditors. The Audit Committee may consult with management but shall not delegate these responsibilities. Ensure the rotation of the lead audit partner, and any other partner on the Company’s audit, as required by law and consider whether to rotate the audit firm itself.

(ii)         On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditor’s independence.

(iii)     Review the independent auditor’s audit plan. Discuss scope, staffing, locations, reliance upon management and general audit approach.

(iv)       The Company’s independent auditors shall not perform the following services for the Company:

•       accounting or bookkeeping services;

•       internal audit services related to accounting controls, financial systems or financial statements;

•       financial information systems design implementation;

•       broker, dealer, investment banking or investment adviser services;

•       appraisal or valuation services;

•       actuarial services;

•       management services or human resources; and

•       legal or other expert services.

(v)           Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account.

(vi)       Obtain and review a report by the independent auditor describing auditor’s internal quality-control procedures and all material issues raised by the most recent internal quality-control review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and all steps to deal with such issues.

Financial Reporting Process

(i)             Prior to releasing year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS No. 61, including such things as management judgments and accounting estimates, significant audit adjustments, disagreements with management and difficulties encountered in performing the audit.

(ii)         Consider the independent auditor’s judgments about the quality (not just the acceptability) and appropriateness of the Company’s accounting principles as applied in financial accounting. Inquire as to the independent auditor’s views about whether management’s choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or minority practices.

(iii)     In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls, both external and internal. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures, including the Company’s risk assessment and risk management policies. Review significant findings prepared by the independent auditors together with management’s responses, including the status of previous recommendations.

(iv)       Review (a) the accounting treatment accorded significant transactions, (b) any significant accounting issues, including any second opinions sought by management on accounting issues, (c) the development, selection and disclosure of critical accounting estimates and analyses of the effects of alternative GAAP methods, regulatory and accounting initiatives, and off-balance sheet financing structures on the financial statements of the Company and (d) the Company’s use of reserves and accruals, as reported by management and the independent auditor.

Internal Controls and Legal Compliance

(i)             Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit group, as needed. Review significant reports prepared by the internal audit group, together with management’s response and follow-up to these reports.

(ii)         Review the appointment, performance and replacement of the controller and any other senior personnel responsible for financial reporting.

(iii)     Consider and review with management, the internal audit group and the independent auditors the effectiveness or weakness of the Company’s internal controls. Develop in consultation with management a timetable for implementing recommendations to correct identified weaknesses.

(iv)       Review the coordination between the independent public accountants and internal auditors and review the risk assessment processes, scopes and procedures of the Company’s internal audit work and whether such risk assessment process, scopes and procedures are adequate to attain the internal audit objectives as determined by the Company’s management and approved by the committee; and review the quality and composition of the Company’s internal audit staff.

(v)           Review management’s monitoring of the Company’s compliance with laws and the Company’s Code of Business Conduct and ensure the management has proper review systems in place to ensure that the Company’s financial statements, reports and other information disseminated to governmental organizations, and the public, satisfy legal requirements.

(vi)       Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounts controls and auditing matters.

(vii)   Obtain from the independent auditor assurance that Section 10A (audit requirements) of the Securities Exchange Act of 1934 has not been implicated.

Reports of the Audit Committee

(i)             Annually review the report to shareholders as required by the SEC in the Company’s annual proxy statement.

DETACH HERE

SOLICITED BY THE BOARD OF DIRECTORS

KEMET CORPORATION

P.O. BOX 5928
GREENVILLE, SOUTH CAROLINA 29606

2004 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints DR. JEFFREY A. GRAVES and DAVID E. GABLE, and each of them, proxies, with full power of substitution and revocation, acting by a majority of those present and voting or, if only one is present and voting then that one, to vote the stock of KEMET Corporation which the undersigned is entitled to vote, at the 2004 Annual Meeting of Stockholders scheduled to be held July 21, 2004, and at any adjournments or postponements thereof, with all the powers the undersigned would possess if present, with respect to the matters on the reverse side.

Your shares will be voted as directed herein. If the proxy is signed and no direction is given for any item, it will be voted FOR the nominees listed and FOR Items 2 and 3.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) hereon. If the securities are jointly owned, both owners should sign. Full title of one signing in representative capacity should be clearly designated after signature.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

KEMET CORPORATION

1.	Election of two Directors.
	Nominee:	(01) David E. Maguire
(02) Joseph D. Swann
		FOR	WITHHELD
		ALL	FROM ALL
		NOMINEES	NOMINEES
		☐	☐

For all nominee(s) except as written above

2.	The ratification of the appointment of KPMG LLP as independent public accountants for the fiscal year ending March 31, 2005.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐
3.	The approval of KEMET Corporation’s 2004 Long-Term Equity Incentive Plan.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐
Mark box at right if an address change or comment has been noted on the reverse side of this card.				☐

Please be sure to sign and date this Proxy.

Signature:
Date:
Signature:
Date: